CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" in the Prospectus and to the use of our report dated February 18, 2000 with respect to the statutory-basis financial statements and schedules of Life Investors Insurance Company of America, including in Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-93567) and related Prospectus of Life Investors Variable Life Account A.


                                     /s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2000